EXHIBIT 4.1
              NORTH CENTRAL BANCSHARES, INC. 1996 STOCK OPTION PLAN


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                         NORTH CENTRAL BANCSHARES, INC.

                             1996 STOCK OPTION PLAN






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                              ADOPTED JULY 26, 1996
                       EFFECTIVE AS OF SEPTEMBER 21, 1996
                          INCORPORATING AMENDMENT NO. 1




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                                TABLE OF CONTENTS
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                                    ARTICLE I

                                     PURPOSE

SECTION 1.1       GENERAL PURPOSE OF THE PLAN...................................................................  1


                                   ARTICLE II

                                   DEFINITIONS

SECTION 2.1       BANK..........................................................................................  1
SECTION 2.2       BOARD.........................................................................................  1
SECTION 2.3       CHANGE IN CONTROL OF THE COMPANY..............................................................  1
SECTION 2.4       CODE..........................................................................................  3
SECTION 2.5       COMMITTEE.....................................................................................  3
SECTION 2.6       COMPANY.......................................................................................  3
SECTION 2.7       DISABILITY....................................................................................  3
SECTION 2.8       DISINTERESTED BOARD MEMBER....................................................................  3
SECTION 2.9       EFFECTIVE DATE................................................................................  3
SECTION 2.10      ELIGIBLE INDIVIDUAL...........................................................................  4
SECTION 2.11      ELIGIBLE DIRECTOR.............................................................................  4
SECTION 2.12      EXCHANGE ACT..................................................................................  4
SECTION 2.13      EXERCISE PRICE................................................................................  4
SECTION 2.14      FAIR MARKET VALUE.............................................................................  4
SECTION 2.15      INCENTIVE STOCK OPTION........................................................................  4
SECTION 2.16      LIMITED STOCK APPRECIATION RIGHT..............................................................  4
SECTION 2.17      NON-QUALIFIED STOCK OPTION....................................................................  4
SECTION 2.18      OPTION........................................................................................  4
SECTION 2.19      OPTION PERIOD.................................................................................  5
SECTION 2.20      PERSON........................................................................................  5
SECTION 2.21      PLAN..........................................................................................  5
SECTION 2.22      QUALIFIED DOMESTIC RELATIONS ORDER............................................................  5
SECTION 2.23      RETIREMENT....................................................................................  5
SECTION 2.24      SERVICE.......................................................................................  5
SECTION 2.25      SHARE.........................................................................................  5
SECTION 2.26      TERMINATION FOR CAUSE.........................................................................  5

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                                       (i)


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                                   ARTICLE III
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                                 ADMINISTRATION

SECTION 3.1       COMMITTEE.....................................................................................  6
SECTION 3.2       COMMITTEE ACTION............................................................................... 7
SECTION 3.3       COMMITTEE RESPONSIBILITIES....................................................................  7


                                   ARTICLE IV

                                  STOCK OPTIONS

SECTION 4.1       IN GENERAL....................................................................................  7
SECTION 4.2       AVAILABLE SHARES..............................................................................  8
SECTION 4.3       GRANTS TO ELIGIBLE INDIVIDUALS................................................................  8
SECTION 4.4       GRANTS TO ELIGIBLE DIRECTORS..................................................................  9
SECTION 4.5       METHOD OF EXERCISE............................................................................ 11
SECTION 4.6       LIMITATIONS ON OPTIONS........................................................................ 12
SECTION 4.7       ADDITIONAL RESTRICTIONS ON INCENTIVE STOCK OPTIONS............................................ 13
SECTION 4.8       LIMITED STOCK APPRECIATION RIGHTS............................................................. 13
SECTION 4.9       REQUIRED REGULATORY PROVISIONS................................................................ 15


                                    ARTICLE V

                            AMENDMENT AND TERMINATION

SECTION 5.1       TERMINATION................................................................................... 15
SECTION 5.2       AMENDMENT..................................................................................... 15
SECTION 5.3       ADJUSTMENTS IN THE EVENT OF A BUSINESS REORGANIZATION......................................... 16


                                   ARTICLE VI

                                  MISCELLANEOUS

SECTION 6.1       STATUS AS AN EMPLOYEE BENEFIT PLAN............................................................ 17
SECTION 6.2       NO RIGHT TO CONTINUED EMPLOYMENT.............................................................. 17
SECTION 6.3       CONSTRUCTION OF LANGUAGE...................................................................... 17
SECTION 6.4       GOVERNING LAW................................................................................. 18
SECTION 6.5       HEADINGS...................................................................................... 18
SECTION 6.6       NON-ALIENATION OF BENEFITS.................................................................... 18
SECTION 6.7       TAXES......................................................................................... 18
SECTION 6.8       APPROVAL OF SHAREHOLDERS...................................................................... 18
SECTION 6.9       NOTICES....................................................................................... 18
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                                      (ii)


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                         NORTH CENTRAL BANCSHARES, INC.

                             1996 STOCK OPTION PLAN


                                    ARTICLE I

                                     PURPOSE


                  SECTION 1.1       GENERAL PURPOSE OF THE PLAN.

                  The purpose of the Plan is to promote the growth and profitability of North Central Bancshares, Inc., to provide certain key officers, employees and directors of North Central Bancshares, Inc. and its affiliates with an incentive to achieve corporate objectives, to attract and retain individuals of outstanding competence and to provide such individuals with an equity interest in North Central Bancshares, Inc.



                                   ARTICLE II

                                   DEFINITIONS


                  The following definitions shall apply for the purposes of this Plan, unless a different meaning is plainly indicated by the context:

                  SECTION 2.1 BANK means First Federal Savings Bank of Fort Dodge, a federally chartered savings institution, and any successor thereto.

                  SECTION 2.2 BOARD means the board of directors of North Central Bancshares, Inc.

                  SECTION 2.3 CHANGE IN CONTROL OF THE COMPANY means any of the following events:

                  (a) approval by the stockholders of North Central Bancshares, Inc. of a transaction that would result in the reorganization, merger or consolidation of North Central Bancshares, Inc. with one or more other persons, other than a transaction following which:

                           (i) at least 51% of the equity ownership interests of
                  the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3



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                  promulgated under the Exchange Act) at least 51% of the
                  outstanding equity ownership interests in North Central Bancshares, Inc.; and

                           (ii) at least 51% of the securities entitled to vote
                  generally in the election of directors of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least 51% of the securities entitled to vote generally in the election of directors of North Central Bancshares, Inc.;

                  (b) the acquisition of all or substantially all of the assets of North Central Bancshares, Inc. or beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the outstanding securities of North Central Bancshares, Inc. entitled to vote generally in the election of directors by any person or by any persons acting in concert, or approval by the stockholders of North Central Bancshares, Inc. of any transaction which would result in such an acquisition;

                  (c) a complete liquidation or dissolution of North Central Bancshares, Inc., or approval by the stockholders of North Central Bancshares, Inc. of a plan for such liquidation or dissolution;

                  (d) the occurrence of any event if, immediately following such event, at least 50% of the members of the Board of Directors of North Central Bancshares, Inc. do not belong to any of the following groups:

                           (i) individuals who were members of the Board of Directors of North Central Bancshares, Inc. on the effective date of this Plan; or

                           (ii) individuals who first became members of the Board of Directors of North Central Bancshares, Inc. after the effective date of this Plan either:

                                    (A) upon election to serve as a member of
                           the Board of Directors of North Central Bancshares, Inc. by affirmative vote of three-quarters of the members of such Board, or of a nominating committee thereof, in office at the time of such first election; or

                                    (B) upon election by the stockholders of
                           North Central Bancshares, Inc. to serve as a member of the Board of North Central Bancshares, Inc., but only if nominated for election by affir mative vote of three-quarters of the members of the Board of Directors of North Central Bancshares, Inc., or of a nominating committee thereof, in office at the time of such first nomination;



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                  PROVIDED, HOWEVER, that such individual's election or
                  nomination did not result from an actual or threatened election contest (within the meaning of Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents (within the meaning of Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) other than by or on behalf of the Board of North Central Bancshares, Inc.; or

                  (e) any event which would be described in section 2.3(a), (b),
         (c) or (d) if the term "Bank" were substituted for the term "North Central Bancshares, Inc." therein.

In no event, however, shall a Change in Control be deemed to have occurred as a result of any acquisition of securities or assets of North Central Bancshares, Inc., the Bank, or a subsidiary of either of them, by North Central Bancshares, Inc., the Bank, or a subsidiary of either of them, or by any employee benefit plan maintained by any of them. For purposes of this section 2.3, the term "person" shall have the meaning assigned to it under sections 13(d)(3) or 14(d)(2) of the Exchange Act.

                  SECTION 2.4 CODE means the Internal Revenue Code of 1986 (including the corresponding provisions of any succeeding law).

                  SECTION 2.5 COMMITTEE means the Committee described in section 3.1.

                  SECTION 2.6 COMPANY means North Central Bancshares, Inc., a corporation organized and existing under the laws of the State of Iowa, and any successor thereto, the Bank and any successor thereto and, with the prior approval of the Board, and subject to such terms and conditions as may be imposed by the Board, any other savings bank, savings and loan association, bank, corporation, financial institution or other business organization or institution.

                  SECTION 2.7 DISABILITY means a condition of total incapacity, mental or physical, for further performance of duty with the Company which the Committee shall have determined, on the basis of competent medical evidence, is likely to be permanent.

                  SECTION 2.8 DISINTERESTED BOARD MEMBER means a member of the Board who (a) is not a current employee of the Company, (b) is not a former employee of the Company who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, (c) has not been an officer of the Company, (d) does not receive remuneration from the Company, either directly or indirectly, in any capacity other than as a director and (d) is not currently and for a period of at least one year has not been eligible for discretionary awards under any stock compensation plan of the Company. The term Disinterested Board Member shall be interpreted in such manner as shall be necessary to conform to the requirements of section 162(m) of the Code and Rule 16b-3 promulgated under the Exchange Act.

                  SECTION 2.9 EFFECTIVE DATE means September 21, 1996.




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                  SECTION 2.10 ELIGIBLE INDIVIDUAL means any individual whom the
Committee may determine to be a key officer or employee of the Company and select to receive a grant of an Option pursuant to the Plan.

                  SECTION 2.11 ELIGIBLE DIRECTOR means a member of the Board who is not also an employee or an officer of the Company.

                  SECTION 2.12 EXCHANGE ACT means the Securities Exchange Act of 1934, as amended.

                  SECTION 2.13 EXERCISE PRICE means the price per Share at which Shares subject to an Option may be purchased upon exercise of the Option, determined in accordance with section 4.3 with regard to Options granted to Eligible Individuals and section 4.4 with regard to Options granted to Eligible Directors.

                  SECTION 2.14 FAIR MARKET VALUE means, with respect to a Share on a specified date:

                  (a) the final reported sales price on the date in question (or if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) as reported in the principal consolidated reporting system with respect to securities listed or admitted to trading on the principal United States securities exchange on which the Shares are listed or admitted to trading; or

                  (b) if the Shares are not listed or admitted to trading on any such exchange, the closing bid quotation with respect to a Share on such date on the National Association of Securities Dealers Automated Quotations System, or, if no such quotation is provided, on another similar system, selected by the Committee, then in use; or

                  (c) if sections 2.14(a) and (b) are not applicable, the fair market value of a Share as the Committee may determine.

                  SECTION 2.15 INCENTIVE STOCK OPTION means a right to purchase Shares that is granted pursuant to section 4.1, that is designated by the Committee to be an Incentive Stock Op tion and that is intended to satisfy the requirements of section 422 of the Code.

                  SECTION 2.16 LIMITED STOCK APPRECIATION RIGHT means a right granted pursuant to section 4.8.

                  SECTION 2.17 NON-QUALIFIED STOCK OPTION means a right to purchase Shares that (a) is granted pursuant to section 4.1 or section 4.4 and is designated by the Committee to be a Non-Qualified Stock Option, or (b) does not satisfy the requirements of section 422 of the Code.

                  SECTION 2.18 OPTION means either an Incentive Stock Option or a Non-Qualified Stock Option.



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                  SECTION 2.19 OPTION PERIOD means the period during which an
Option may be exercised, determined in accordance with section 4.3 with regard to Options granted to Eligible Individuals and section 4.4 with regard to Options granted to Eligible Directors.

                  SECTION 2.20 PERSON means an individual, a corporation, a bank, a savings bank, a savings and loan association, a financial institution, a partnership, an association, a joint-stock company, a trust, an estate, an unincorporated organization and any other business organization or institution.

                  SECTION 2.21 PLAN means the North Central Bancshares, Inc. 1996 Stock Option Plan, as amended from time to time.

                  SECTION 2.22 QUALIFIED DOMESTIC RELATIONS ORDER means a Domestic Relations Order that: (a) clearly specifies (i) the name and last known mailing address of the Option holder and of each person given rights under such Domestic Relations Order, (ii) the amount or percentages of the Option holder's benefits under this Plan to be paid to each person covered by such Domestic Relations Order, (iii) the number of payments or the period to which such Domestic Relations Order applies, and (iv) the name of this Plan; and (b) does not require the payment of a benefit in a form or amount that is (i) not otherwise provided for under the Plan, or (ii) inconsistent with a previous Qualified Domestic Relations Order. For the purposes of this Plan, a "Domestic Relations Order" means a judgment, decree or order (including the approval of a property settlement) that is made pursuant to a state domestic relations or community property law and relates to the provision of child support, alimony payments, or marital property rights to a spouse, child or other dependent of an Option holder.

                  SECTION 2.23 RETIREMENT means retirement at the normal or early retirement date as set forth in any tax-qualified retirement plan of the Bank.

                  SECTION 2.24 SERVICE means service for the Company as an employee in any capacity, service as a director or advisory director of the Company, or, with respect to any individual who is contractually bound by restrictive covenants against competition or solicitation which operate to benefit the Company, performance under such covenants.

                  SECTION 2.25 SHARE means a share of Common Stock, par value $.01 per share, of North Central Bancshares, Inc.

                  SECTION 2.26 TERMINATION FOR CAUSE means one of the following:

                  (a) for an Eligible Employee who is not an officer or employee of any bank or savings institution regulated by the Office of Thrift Supervision, termination of employment with the Company upon the occurrence of any of the following: (i) the employee intentionally engages in dishonest conduct in connection with his performance of services for the Company resulting in his conviction of a felony; (ii) the employee is convicted of, or pleads guilty or NOLO CONTENDERE to, a felony or any crime involving moral turpitude; (iii) the employee willfully fails or refuses to perform his duties under any employment or retention



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         agreement and fails to cure such breach within sixty (60) days following written notice thereof from the Company; (iv) the employee breaches his fiduciary duties to the Company for personal profit; or
         (v) the employee's willful breach or violation of any law, rule or regulation (other than traffic violations or similar offenses), or final cease and desist order in connection with his performance of services for the Company;

                  (b) for an Eligible Employee who is an officer or employee of a bank or savings institution regulated by the Office of Thrift Supervision, termination of employment for personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease and desist order, or any material breach of this Agreement, in each case as measured against standards generally prevailing at the relevant time in the savings and community banking industry;

PROVIDED, HOWEVER, that such individual shall not be deemed to have been discharged for cause unless and until he shall have received a written notice of termination from the Board, which notice shall be given to such individual not later than five (5) business days after the Board adopts, and shall be accompanied by, a resolution duly approved by affirmative vote of a majority of the entire Board at a meeting called and held for such purpose (which meeting shall be held not more than fifteen (15) days nor more than thirty (30) days after notice to the individual), at which meeting there shall be a reasonable opportunity for the individual to make oral and written presentations to the members of the Board, on his own behalf, or through a representative, who may be his legal counsel, to refute the grounds for the proposed determination) finding that in the good faith opinion of the Board grounds exist for discharging the individual for cause.



                                   ARTICLE III

                                 ADMINISTRATION


                  SECTION 3.1       COMMITTEE.

                  The Plan shall be administered by a Committee consisting of the members of the Compensation Committee of North Central Bancshares, Inc. who are Disinterested Board Members. If fewer than two members of the Compensation Committee are Disinterested Board Members, then the Board shall appoint to the Committee such additional Disinterested Board Members as shall be necessary to provide for a Committee consisting of at least two Disinterested Board Members.





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                  SECTION 3.2       COMMITTEE ACTION.

                  The Committee shall hold such meetings, and may make such administrative rules and regulations, as it may deem proper. A majority of the members of the Committee shall constitute a quorum, and the action of a majority of the members of the Committee present at a meeting at which a quorum is present, as well as actions taken pursuant to the unanimous written consent of all of the members of the Committee without holding a meeting, shall be deemed to be actions of the Committee. All actions of the Committee shall be final and conclusive and shall be binding upon the Company and all other interested parties. Any Person dealing with the Committee shall be fully protected in relying upon any written notice, instruction, direction or other communication signed by the secretary of the Committee and one member of the Committee, by two members of the Committee or by a representative of the Committee authorized to sign the same in its behalf.


                  SECTION 3.3       COMMITTEE RESPONSIBILITIES.

                  Subject to the terms and conditions of the Plan and such limitations as may be imposed from time to time by the Board, the Committee shall be responsible for the overall management and administration of the Plan and shall have such authority as shall be necessary or appropriate in order to carry out its responsibilities, including, without limitation, the authority:

                  (a) to interpret and construe the Plan, and to determine all questions that may arise under the Plan as to eligibility for participation in the Plan, the number of Shares subject to the Options, if any, to be granted, and the terms and conditions thereof;

                  (b) to adopt rules and regulations and to prescribe forms for the operation and administration of the Plan; and

                  (c) to take any other action not inconsistent with the provisions of the Plan that it may deem necessary or appropriate.



                                   ARTICLE IV

                                  STOCK OPTIONS


                  SECTION 4.1       IN GENERAL.

                  Subject to the limitations of the Plan, the Committee may, in its discretion, grant to an Eligible Individual an Option to purchase Shares. Any such Option shall be evidenced by a written agreement which shall:




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                  (a) designate the Option as either an Incentive Stock Option or a Non-Qualified Stock Option;

                  (b) specify the number of Shares covered by the Option;

                  (c) specify the Exercise Price, determined in accordance with section 4.3(b), for the Shares subject to the Option;

                  (d) specify the Option Period determined in accordance with section 4.3(c);

                  (e) set forth specifically or incorporate by reference the applicable provisions of the Plan; and

                  (f) contain such other terms and conditions not inconsistent with the Plan as the Committee may, in its discretion, prescribe with respect to an Option granted to an Eligible Individual.


                  SECTION 4.2       AVAILABLE SHARES.

                  Subject to section 5.3, the maximum aggregate number of Shares with respect to which Options may be granted at any time shall be equal to the excess of:

                  (a)      401,105 Shares; over

                  (b)      the sum of:

                           (i) the number of Shares with respect to which previously granted Options may then or may in the future be exercised; plus

                           (ii) the number of Shares with respect to which previously granted Options have been exercised.

For purposes of this section 4.2, an Option shall not be considered as having been exercised to the extent that such Option terminates by reason other than the purchase of the related Shares. In no event shall more than a cumulative total of 120,331 Shares be issued under Options granted to Eligible Directors hereunder.


                  SECTION 4.3       GRANTS TO ELIGIBLE INDIVIDUALS.

                  (a) Subject to sections 4.2 and 4.9 and such limitations as the Board may from time to time impose, the number of Shares as to which an Eligible Individual may be granted Options shall be determined by the Committee, in its discretion. Except as provided in section



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4.9, the maximum number of Shares that may be optioned to any one individual under this Plan during its entire duration shall be the entire number of Shares available under the Plan.

                  (b) The price per Share at which an Option granted to an Eligible Individual may be exercised shall be determined by the Committee, in its discretion; PROVIDED, HOWEVER, that the Exercise Price shall not be less than the Fair Market Value of a Share on the date on which the Option is granted.

                  (c) Subject to section 4.9, the Option Period during which an Option granted to an Eligible Individual may be exercised shall commence on the date specified by the Committee in the Option agreement and shall expire on the date specified in the Option agreement or, if no date is specified, on the earliest of:

                  (i) the close of business on the last day of the three-month period commencing on the date of the Eligible Individual's termination of employment with the Company, other than on account of death or Disability, Retirement or a Termination for Cause;

                  (ii) the close of business on the last day of the one-year period commencing on the date of the Eligible Individual's termination of employment due to death, Disability or Retirement;

                  (iii) the date and time when the Eligible Individual ceases to be an employee of the Company due to a Termination for Cause; and

                  (iv) the last day of the ten-year period commencing on the date on which the Option was granted.


                  SECTION 4.4       GRANTS TO ELIGIBLE DIRECTORS.

                  (a) On the Effective Date, each Person who is then an Eligible Director shall be granted an Option to purchase Twenty Thousand (20,000) Shares.

                  (b) Any Person who becomes an Eligible Director after the Effective Date shall be granted, subject to section 4.2, on January 1 of each succeeding calendar year during which the Plan is in effect (or, if such date is not a business day, the first business day thereafter) and provided that the Eligible Director is still an Eligible Director on that date, an additional Option to purchase Five Hundred (500) Shares. All Options granted under this section 4.4(b) shall instead be exercisable immediately upon grant.

                  (c) Any Option granted under this section 4.4 shall be evidenced by a written agreement which shall specify the number of Shares covered by the Option, the Exercise Price for the Shares subject to the Option, and the Option Period, all as determined pursuant to this section 4.4. The Option agreement shall also set forth specifically or incorporate by reference the applicable provisions of the Plan.



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                                      -10-


                  (d) Notwithstanding sections 4.4(a) and (b), in the event that, as of the first business day of any calendar month, the number of available Shares determined under section 4.2 is less than the total number of Shares with respect to which Options would be granted under section 4.4(b) during such month, each Eligible Director scheduled to receive a grant of Options during such month shall be granted an Option for the number of whole Shares determined by multiplying (i) the number of Shares with respect to which the Eligible Director would have been granted an Option on such date by (ii) a fraction, the numerator of which is the number of Shares that are then available under section 4.2 and the denominator of which is the total number of Shares that would have to have been available under section 4.2 in order to grant all of the Options that would otherwise have been granted under section 4.4(b) during such month, and rounding to the nearest whole Share; PROVIDED, HOWEVER, if rounding will require more Shares to be available than provided in section 4.1, then the amount determined pursuant to this section 4.4(c) will be calculated by rounding down to the lesser whole number.

                  (e) The price per Share at which an Option granted to an Eligible Director under this section 4.4 may be exercised shall be the Fair Market Value of a Share on the date on which the Option is granted.

                  (f) Subject to section 4.4(g), the Option Period during which an Option granted to an Eligible Director under this section 4.4 may be exercised shall commence on the date the Option is granted and shall expire on the earlier of:

                  (i) removal for cause in accordance with the Company's bylaws; or

                  (ii) the last day of the ten-year period commencing on the date on which the Option was granted.

                  (g) During the Option Period, the maximum number Shares as to which an outstanding Option granted pursuant to section 4.4(a) may be exercised shall be as follows:

                  (i) prior to the first anniversary of the date on which the Option is granted, the Option shall not be exercisable;

                  (ii) on and after the first anniversary, but prior to the second anniversary, of the date on which the Option is granted, the Option may be exercised as to a maximum of Four Thousand (4,000) Shares;

                  (iii) on and after the second anniversary, but prior to the third anniversary, of the date on which the Option is granted, the Option may be exercised as to a maximum of Eight Thousand (8,000) Shares, including in such number any optioned Shares purchased prior to such second anniversary;

                  (iv) on and after the third anniversary, but prior to the fourth anniversary, of the date on which the Option is granted, the Option may be exercised as to a maximum of Twelve Thousand (12,000) Shares, including in such number any optioned Shares purchased prior to such third anniversary;



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                                      -11-


                  (v) on and after the fourth anniversary, but prior to the fifth anniversary, of the date on which the Option is granted, the Option may be exercised as to a maximum of Sixteen Thousand (16,000) Shares, including in such number any optioned Shares purchased prior to such fourth anniversary; and

                  (vi) on and after the fifth anniversary of the date on which the Option is granted and for the remainder of the Option Period, the Option may be exercised as to the entire number of optioned Shares not theretofore purchased.

To the extent that any Option shall not have become exercisable prior to the date on which the Option holder terminates all Service with the Company, such Option shall not thereafter become exercisable; PROVIDED, HOWEVER, that such an Option shall become fully exercisable, and all optioned Shares not previously purchased shall become available for purchase, on the date of the Option holder's termination of Service due to Retirement, death or Disability or upon the occurrence of a Chamge in Control of the Company.


                  SECTION 4.5       METHOD OF EXERCISE.

                  (a) Subject to the limitations of the Plan and the Option agreement, an Option holder may, at any time during the Option Period, exercise his right to purchase all or any part of the Shares to which the Option relates; PROVIDED, HOWEVER, that the minimum number of Shares which may be purchased shall be 100, or, if less, the total number of Shares relating to the Option which remain unpurchased. An Option holder shall exercise an Option to purchase Shares by:

                  (i) giving written notice to the Committee, in such form and manner as the Committee may prescribe, of his intent to exercise the Option;

                  (ii) delivering to the Committee full payment, consistent with section 4.5(b), for the Shares as to which the Option is to be exercised; and

                  (iii) satisfying such other conditions as may be prescribed in the Option agreement.

                  (b) The Exercise Price of Shares to be purchased upon exercise of any Option shall be paid in full in cash (by certified or bank check or such other instrument as the Company may accept) or, if and to the extent permitted by the Committee, by one or more of the following: (i) in the form of Shares already owned beneficially for a period of more than six months by the Option holder having an aggregate Fair Market Value on the date the Option is exercised equal to the aggregate Exercise Price to be paid; (ii) after a period of six months from the date of grant of any such Option, by requesting the Company to cancel without payment Options outstanding to such Person for that number of Shares whose aggregate Fair Market Value on the date of exercise, when reduced by their aggregate Exercise Price, equals the aggregate Exercise Price of the Options being exercised; or (iii) by a combination thereof; PROVIDED, HOWEVER, that an election under section 4.5(b)(ii) or (iii) shall be subject to the conditions and limitations of Rule 16b-3 promulgated under the Exchange Act. Payment for any Shares to be purchased upon exercise of an Option may also be made by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the purchase price. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms.

                  (c) When the requirements of section 4.5(a) and (b) have been satisfied, the Committee shall take such action as is necessary to cause the issuance of a stock certificate evidencing the Option holder's ownership of such Shares. The Person exercising the Option shall have no right to vote or to receive dividends, nor have any other rights with respect to the Shares, prior to the date as of which such Shares are transferred to such Person on the stock transfer records of the Company, and no adjustments shall be made for any dividends or other rights for which the record date is prior to the date as of which such transfer is effected, except as may be required under section 5.3.


                  SECTION 4.6       LIMITATIONS ON OPTIONS.

                  (a) An Option by its terms shall not be transferable by the Option holder other than by will or by the laws of descent and distribution, or pursuant to the terms of a Qualified Domestic Relations Order, and shall be exercisable, during the lifetime of the Option holder, only by the Option holder or an alternate payee designated pursuant to such a Qualified Domestic Relations Order; PROVIDED, HOWEVER, that notwithstanding any provisions of this Plan to the contrary, and if permitted by the Committee, an option which is not an Incentive Stock Option may be transferred by, and only by, the person to whom the Option was originally granted to (i) one or more of his spouse, children and grandchildren, or (ii) one or more trusts for the benefit of himself and/or one or more of the foregoing individuals. Any such transfer shall be effected by written notice to the Company given in such form and manner as the Committee may prescribe and shall be recognized only if such notice is received by the Company prior to the death of the person giving it. Thereafter, the transferee shall have, with respect to such Option, all of the rights, privileges and obligations which would attach thereunder to the transferor if the Option were issued to such transferor. If a privilege of the Option depends on the life, employment or other status of the transferor, such privilege of the Option for the transferee shall continue to depend on the life, employment or other status of the transferor. The Committee shall have full and exclusive authority to interpret and apply the provisions of this Plan to transferees to the extent not specifically described herein.

                  (b) The Company's obligation to deliver Shares with respect to an Option shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Option holder to whom such Shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of applicable federal, state or local law. It may be provided that any such representation shall become inoperative upon a registration of the Shares or upon the occurrence of any other event eliminating the necessity of such representation. The Company shall not be required to deliver any Shares under the Plan prior to
(i) the admission of such Shares to listing on any stock exchange on which Shares may then be listed, or (ii) the completion of such registration or other qualification under any state or federal law, rule or regulation as the Committee shall determine to be necessary or advisable.

                  SECTION 4.7       ADDITIONAL RESTRICTIONS ON INCENTIVE STOCK
                                    OPTIONS.

                  In addition to the limitations of section 4.6, an Option designated by the Committee to be an Incentive Stock Option shall be subject to the following limitations:

                  (a) If, for any calendar year, the sum of (i) plus (ii) exceeds $100,000, where (i) equals the Fair Market Value (determined as of the date of the grant) of Shares subject to an Option intended to be an Incentive Stock Option which first be come available for purchase during such calendar year, and (ii) equals the Fair Market Value (determined as of the date of grant) of Shares subject to any other options intended to be Incentive Stock Options and previously granted to the same Eligible Individual which first become exercisable in such calendar year, then that number of Shares optioned which causes the sum of (i) and (ii) to exceed $100,000 shall be deemed to be Shares optioned pursuant to a Non-Qualified Stock Option or Non-Qualified Stock Options, with the same terms as the Option or Options intended to be an Incentive Stock Option;

                  (b) The Exercise Price of an Incentive Stock Option granted to an Eligible Individual who, at the time the Option is granted, owns Shares comprising more than 10% of the total combined voting power of all classes of stock of the Company shall not be less than 110% of the Fair Market Value of a Share, and if an Option designated as an Incentive Stock Option shall be granted at an Exercise Price that does not satisfy this requirement, the designated Exercise Price shall be observed and the Option shall be treated as a Non-Qualified Stock Option;

                  (c) The Option Period of an Incentive Stock Option granted to an Eligible Individual who, at the time the Option is granted, owns Shares comprising more than 10% of the total combined voting power of all classes of stock of the Company, shall expire no later than the fifth anniversary of the date on which the Option was granted, and if an Option designated as an Incentive Stock Option shall be granted for an Option Period that does not satisfy this requirement, the designated Option Period shall be observed and the Option shall be treated as a Non-Qualified Stock Option;

                  (d) An Incentive Stock Option that is exercised during its designated Option Period but more than (i) three (3) months after the termination of employment with the Company (other than on account of disability within the meaning of section 22(e)(3) of the Code or death) of the Eligible Individual to whom it was granted; and (ii) one (1) year after such individual's termination of employment with the Company due to disability (within the meaning of section 22(e)(3) of the Code); may be exercised in accordance with the terms but shall be treated as a Non-Qualified Stock Option; and

                  (e) Except with the prior written approval of the Committee, no individual shall dispose of Shares acquired pursuant to the exercise of an Incentive Stock Option until after the later of (i) the second anniversary of the date on which the Incentive Stock Option was granted, or (ii) the first anniversary of the date on which the Shares were acquired.


                  SECTION 4.8       LIMITED STOCK APPRECIATION RIGHTS.

                  (a) Each Option granted under this Plan shall be accompanied by a Limited Stock Appreciation Right that is exercisable at the times and upon the terms and conditions set forth herein. Each Limited Stock Appreciation Right granted hereunder shall be exercisable for a period commencing on the date on which a Change in Control of the Company occurs and ending six (6) months after such date or, if later in the case of any Person, thirty (30) days after the earliest date on which such Person may exercise the Limited Stock Appreciation Right without subjecting himself to liability under section 16 of the Securities Exchange Act of 1934, as amended. A Person in possession of a Limited Stock Appreciation Right granted hereunder may exercise such Limited Stock Appreciation Right by:

                  (i) giving written notice to the Committee, in such form and manner as the Committee may prescribe, of his intent to exercise the Limited Stock Appreciation Right; and

                  (ii) agreeing in such written notice to the cancellation of Options then outstanding to him for a number of Shares equal to the number of Shares for which the Limited Stock Appreciation Right is being exercised.

Except as provided in section 4.8(c), within ten (10) days after the giving of such a notice, the Committee shall cause the Company to deliver to such Person a monetary payment in an amount per Share equal to the amount by which the Change in Control Consideration exceeds the Exercise Price per Share of each of the Options being cancelled.

                  (b) For purposes of section 4.8(a), the term Change in Control Consideration shall mean the greater of (i) the highest price per Share paid by any Person who initiated or sought to effect the Change in Control for a Share during the period of one (1) year ending on the date of the relevant Change in Control of the Company; and (ii) the average Fair Market Value of a Share over the last ten (10) trading days preceding the date of exercise of the Limited Stock Appreciation Right.

                  (c) Notwithstanding anything herein contained to the contrary, the Limited Stock Appreciation Rights granted hereunder shall be cancelled at the effective time of a Change in Control of the Company resulting from a transaction between the Company and another party pursuant to a written agreement whereby the consummation of the transaction is conditioned upon the delivery to each Option holder, upon the closing of such transaction and in exchange for the cancellation of all of such Option holder's outstanding Options, of a monetary payment or property with a value equivalent to the value of the Options being cancelled.

                  SECTION 4.9       REQUIRED REGULATORY PROVISIONS.

                  Notwithstanding anything contained herein to the contrary:

                  (a) The Exercise Period of any Option granted hereunder, whether or not previously vested, shall be suspended as of the time and date at which the Option holder has received notice from the Board that his or her employment is subject to a possible Termination for Cause. Such suspension shall remain in effect until the Option holder receives official notice from the Board that he or she has been cleared of any possible Termination for Cause, at which time, the original Exercise Period shall be reinstated without any adjustment for the intervening suspended period.

                  (b) No Option granted hereunder, whether or not previously vested, shall be exercised after the time and date at which the Option holder's employment with the Company is terminated in a Termination for Cause.




                                    ARTICLE V

                            AMENDMENT AND TERMINATION


                  SECTION 5.1       TERMINATION.

                  The Board may suspend or terminate the Plan in whole or in part at any time prior to the tenth anniversary of the Effective Date by giving written notice of such suspension or ter mination to the Committee Unless sooner terminated, the Plan shall terminate automatically on the day preceding the tenth anniversary of the Effective Date. In the event of any suspension or termination of the Plan, all Options theretofore granted under the Plan that are outstanding on the date of such suspension or termination of the Plan shall remain outstanding and exercisable for the period and on the terms and conditions set forth in the Option agreements evidencing such Options.


                  SECTION 5.2       AMENDMENT.

                  The Board may amend or revise the Plan in whole or in part at any time; PROVIDED, HOWEVER, that if the amendment or revision:

                  (a) materially increases the benefits accruing under the Plan;

                  (b) materially increases the number of Shares which may be issued under the Plan; or

                  (c) materially modifies the requirements as to eligibility for Options under the Plan;

such amendment or revision shall be subject to approval by the shareholders of the Company; AND PROVIDED, FURTHER, that (i) sections 4.1, 4.2, 4.3 and 4.4 shall not be amended more frequently than once in any period of six months and
(ii) no amendment required to comply with or conform to any condition imposed under section 162(m) of the Code on federal income tax deductions allowable to the Company in respect of the Plan shall require such approval.


                  SECTION 5.3 ADJUSTMENTS IN THE EVENT OF A BUSINESS REORGANIZATION.

                  (a) In the event of any merger, consolidation, or other business reorganization in which the Company is the surviving entity, and in the event of any stock split, stock dividend or other event generally affecting the number of Shares held by each Person who is then a holder of record of Shares, the number of Shares covered by each outstanding Option and the number of Shares available pursuant to section 4.2 shall be adjusted to account for such event. Such adjust ment shall be effected by multiplying such number of Shares by an amount equal to the number of Shares that would be owned after such event by a Person who, immediately prior to such event, was the holder of record of one Share, and the Exercise Price of the Options shall be adjusted by dividing the Exercise Price by such number of Shares; PROVIDED, HOWEVER, that the Committee may, in its discretion, establish another appropriate method of adjustment.

                  (b) In the event of any merger, consolidation, or other business reorganization in which the Company is not the surviving entity, any Options granted under the Plan which remain outstanding may be cancelled as of the effective date of such merger, consolidation, business reorganization, liquidation or sale by the Committee upon 30 days' written notice to the Option holder; PROVIDED, HOWEVER, that on or as soon as practicable following the date of cancellation, each Option holder shall receive a monetary payment in such amount, or other property of such kind and value, as the Committee determines in good faith to be equivalent in value to the Options that have been cancelled.

                  (c) In the event that the Company shall declare and pay any dividend with respect to Shares (other than a dividend payable in Shares or a regular quarterly cash dividend), including a dividend which results in a nontaxable return of capital to the holders of Shares for federal income tax purposes, or otherwise than by dividend makes distribution of property to the holders of its Shares, at the election of the Committee:

                  (i) the Company shall make an equivalent payment to each Person holding an outstanding Option as of the record date for such dividend. Such payment shall be made at substantially the same time, in substantially the same form and in substantially the same amount per optioned Share as the dividend or other distribution paid with respect to outstanding Shares; PROVIDED, HOWEVER, that if any dividend or distribution on outstanding Shares is paid in property other than cash, the Company, in its discretion applied uniformly to all outstanding Options, may make such payment in a cash amount per optioned Share equal in fair market value to the fair market value of the non-cash dividend or distribution; or

                  (ii) with the respect to any one or more outstanding Options and in lieu of the payment provided under section 5.3(c)(i), the Committee, may adjust the Exercise Price per Share of outstanding Options in such manner as the Committee may determine to be necessary to reflect the effect of the dividend or other distribution on the Fair Market Value of a Share.



                                   ARTICLE VI

                                  MISCELLANEOUS


                  SECTION 6.1       STATUS AS AN EMPLOYEE BENEFIT PLAN.

                  This Plan is not intended to satisfy the requirements for qualification under section 401(a) of the Code or to satisfy the definitional requirements for an "employee benefit plan" under section 3(3) of the Employee Retirement Income Security Act of 1974, as amended. It is intended to be a non-qualified incentive compensation program that is exempt from the regulatory require ments of the Employee Retirement Income Security Act of 1974, as amended. The Plan shall be construed and administered so as to effectuate this intent.


                  SECTION 6.2       NO RIGHT TO CONTINUED EMPLOYMENT.

                  Neither the establishment of the Plan nor any provisions of the Plan nor any action of the Board or the Committee with respect to the Plan shall be held or construed to confer upon any Eligible Individual any right to a continuation of employment by the Company or upon any Eligible Director any right to a continuation of his position as a director of the Company. The Company reserves the right to dismiss any Eligible Individual or remove any Eligible Director or otherwise deal with any Eligible Individual or Eligible Director to the same extent as though the Plan had not been adopted.


                  SECTION 6.3       CONSTRUCTION OF LANGUAGE.

                  Whenever appropriate in the Plan, words used in the singular may be read in the plural, words used in the plural may be read in the singular, and words importing the masculine gender may be read as referring equally to the feminine or the neuter. Any reference to an Article or section number shall refer to an Article or section of this Plan unless otherwise indicated.

                  SECTION 6.4       GOVERNING LAW.

                  The Plan shall be construed, administered and enforced according to the laws of the State of Iowa without giving effect to the conflict of laws principles thereof, except to the extent that such laws are preempted by federal law.


                  SECTION 6.5       HEADINGS.

                  The headings of Articles and sections are included solely for convenience of reference. If there is any conflict between such headings and the text of the Plan, the text shall control.


                  SECTION 6.6       NON-ALIENATION OF BENEFITS.

                  The right to receive a benefit under the Plan shall not be subject in any manner to anticipation, alienation or assignment, nor shall such right be liable for or subject to debts, contracts, liabilities, engagements or torts, except to the extent provided in a Qualified Domestic Relations Order.


                  SECTION 6.7       TAXES.

                  The Company shall have the right to deduct from all amounts paid by the Company in cash with respect to an Option under the Plan any taxes required by law to be withheld with respect to such Option. Where any Person is entitled to receive Shares pursuant to the exercise of an Option, the Company shall have the right to require such Person to pay the Company the amount of any tax which the Company is required to withhold with respect to such Shares, or, in lieu thereof, to retain, or to sell without notice, a sufficient number of Shares to cover the amount required to be withheld.


                  SECTION 6.8       APPROVAL OF SHAREHOLDERS.

                  The Plan and all Options and Limited Stock Appreciation Rights granted hereunder shall be conditioned on the approval of the Plan by the holders of Shares of North Central Bancshares, Inc. at an annual or special meeting of the holders of Shares held no earlier than September 21, 1996. No Option or Limited Stock Appreciation Rights under the Plan shall be granted, nor shall any such Option or Limited Stock Appreciation Rights be exercised or any Shares issued or purchased, prior to such approval.


                  SECTION 6.9       NOTICES.

                  Any communication required or permitted to be given under the Plan, including any notice, direction, designation, comment, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is delivered personally or five (5) days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below, or at such other address as one such party may by written notice specify to the other party:

                  (a)      If to the Committee:

                           North Central Bancshares, Inc.
                           825 Central Avenue
                           P.O. Box 1237
                           Fort Dodge, Iowa  50501

                           Attention:  CORPORATE SECRETARY

                  (b) If to an Option holder, to the Option holder's address as shown in the Company's personnel records.